                                  EXHIBIT H
                                  ---------

                            JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Wireless One, Inc., and further agree that this Agreement shall be included as an Exhibit to such joint filings.

        The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.





                           [SIGNATURE PAGE FOLLOWS]

        In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement on this eighth day of August 1996.



                                         /s/ Henry M. Burkhalter
                                         -----------------------
                                         Henry M. Burkhalter


                                         /s/ William Van Devender
                                         ------------------------
                                         William Van Devender


                                         Mississippi Wireless TV L.P
                                            a Mississippi limited partnership


                                        By:  Wireless TV, Inc., a Mississippi
                                          corporation, as general partner

                                        By:  /s/ Henry M. Burkhalter
                                            -----------------------------------
                                            Name: Henry M. Burkhalter
                                            Title: President


                                        Wireless TV, Inc.
                                         a Mississippi corportion

                                        By: /s/ Henry M. Burkhalter
                                            ------------------------------------
                                            Name: Henry M. Burkhalter
                                            Title: President

                                        Vision Communications, Inc.
                                          a Mississippi corporation


                                        By: /s/ Henry M. Burkhalter
                                            ------------------------------------
                                            Name: Henry M. Burkhalter
                                            Title: President

                                        VanCom, Inc.,
                                          a Mississippi corporation

                                        By: /s/ William Van Devender
                                            ------------------------------------
                                            Name: William Van Devender
                                            Title: President